EXHIBIT 10.7

THIS AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT AND SECOND AMENDMENT TO AMENDED AND RESTATED SERIES 2000-1 SUPPLEMENT, dated as of April 7, 2004 (this “Amendment”), is among WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor (“Transferor”), WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association (“WFN”), as Servicer (in such capacity, the “Servicer”) and JPMORGAN CHASE BANK, a New York banking corporation, as Trustee (“Trustee”).

BACKGROUND

WHEREAS, the parties hereto are parties to that certain Amended and Restated Pooling and Servicing Agreement, dated as of January 30, 1998, as amended and restated September 28, 2001 (the “Pooling and Servicing Agreement”);

WHEREAS, pursuant to Section 13.1(b) of the Pooling and Servicing Agreement, the parties hereto desire to effect certain amendments to the Pooling and Servicing Agreement and the Amended and Restated 2000-1 Supplement, dated as of December 22, 2000, as amended and restated December 19, 2002 and as further amended on August 28, 2003, to the Pooling and Servicing Agreement (the “Series Supplement”).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined are defined in the Series Supplement or, if not defined in the Series Supplement, in the Pooling and Servicing Agreement.

SECTION 2. Amendments to the Series Supplement. The Series Supplement is hereby amended as follows:

(a) The following definition is hereby added to Section 2 of the Series Supplement in alphabetical order:

“Second Amendment Date” means April 7, 2004.

(b) The definition of “Maximum Collateral Funded Amount” in Section 2 of the Series Supplement is hereby amended by replacing “$            ” with “$            ”.

(c) The definition of “Maximum Funded Amount” in Section 2 of the Series Supplement is hereby amended by replacing “$            ” with $            ”.

(d) The definition of “Required Cash Collateral Amount” in Section 2 of the Series Supplement is hereby amended and restated as follows:

“Required Cash Collateral Amount” means, with respect to any date of determination (a) as of the Second Amendment Date, $ and (b) on any Transfer Date thereafter the product of (x)         %

times (y) the Invested Amount, after any adjustments to be made on such date, including but not limited to an Incremental Funding; provided that (A) if, on or prior to such Transfer Date, the sum of the Class A Required Amount and the Collateral Required Amount is greater than zero or an Early Amortization Event with respect to the Investor Certificates has occurred, the Required Cash Collateral Amount for any Transfer Date shall (subject to the following clause (B)) equal the Required Cash Collateral Amount for the Transfer Date immediately preceding such Transfer Date on which the sum of the Class A Required Amount and the Collateral Required Amount is zero or the Early Amortization Event, as the case may be, and (B) in no event shall the Required Cash Collateral Amount during any Monthly Period in the Fixed Allocation Period exceed the sum of the Class A Invested Amount and the Collateral Required Amount for the Monthly Period preceding such Transfer Date after taking into account the payments to be made on the related Distribution Date.

(e) The definition of “Required Collateral Interest” in Section 2 of the Series Supplement is hereby amended and restated as follows:

“Required Collateral Interest” means the product of         % and the sum of the Maximum Funded Amount and the Maximum Collateral Funded Amount; provided that the Required Collateral Interest shall equal zero at any time that the Funded Amount is zero.

(f) The definition of “Required Retained Transferor Percentage” in Section 2 of the Series Supplement is hereby amended by replacing “5.0%” with “7.0%”.

(g) Section 7 to the Series Supplement is hereby amended by adding the following sentence at the end of such Section:

“On the Second Amendment Date, Transferor shall execute and deliver four Class A Certificates (the “New Class A Certificates”), each in the Maximum Funded Amount of $89,500,000 to the Trustee for authentication in accordance with Section 6.1. Such Class A Certificates shall be registered in the respective names of the Funding Agents under the Certificate Purchase Agreement. On the Second Amendment Date, each Funding Agent shall deliver to the Trustee the Class A Certificate currently registered in its name (each an “Existing Class A Certificate”) and, upon receipt of each such Existing Class A Certificate, the Trustee shall (i) cancel and destroy such Existing Class A Certificate and (ii) deliver to the applicable Funding Agent a fully executed and authenticated New Class A Certificate registered in such Funding Agent’s name.”

(h) Section 10(k)(i) to the Series Supplement is hereby amended by replacing “4.0%” with “5.5%”.

SECTION 3. Amendment to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement shall be amended by adding the following new Section 2.9(c) immediately following Section 2.9(b):

“(c) In order to remove assets from the collateral supporting the Investor Certificates, the Holders of Investor Certificates evidencing not less than 100% of the aggregate unpaid principal amount all of Designated Investor Certificates shall have the right, upon notice to the Transferor and the Servicer, to direct the Transferor to designate as Removed Accounts all (but not less than all ) of the Accounts in any Approved Portfolio specified by such Investor Certificateholders, which shall cause a reduction in the aggregate outstanding principal amount of the Designated Investor Certificates in such amount as shall be necessary so that after giving effect to the reassignment of the Receivables in the Removed Accounts and such reduction in the outstanding principal amount of the Designated Investor Certificates, (i) the sum of aggregate amount of Principal Receivables plus amounts on deposit in the Excess Funding Account shall not be less than the Required Principal Balance and (ii) the Transferor Amount shall not be less than the Minimum Transferor Amount; provided that such right shall not be exercised more than once during any calendar year; and provided, further, that any reduction made in the outstanding principal amount of the Designated Investor Certificates pursuant to this Section 2.9(c) shall be made pro rata among each Series of Designated Investor Certificates, unless otherwise agreed to by all Holders of the Designated Investor Certificates; and provided, further, that any removal of Accounts pursuant to this Section 2.9(c) shall be subject to the prior satisfaction of the Rating Agency Condition. The Transferor shall have 30 days after receipt of such notice to designate the Accounts in the Approved Portfolios specified in such notice as Removed Accounts. On or prior to the date that is 10 Business Days after the Removal Date for Accounts designated as Removed Accounts pursuant to this Section 2.9(c), the Transferor shall deliver to the Trustee an Account Schedule listing the Removed Accounts, and specifying for each Account, as of the Removal Date, the aggregate amount of Principal Receivables outstanding in such Accounts. For the avoidance of doubt, the conditions precedent for the reassignment of Receivables specified in Section 2.9(a) shall not apply to a removal of Accounts or reassignment of Receivables pursuant to this Section 2.9(c). For purposes of this Section 2.9(c), “Designated Investor Certificates” shall include the Series 2000-1 Investor Certificates and any additional Series of Investor Certificates if the related Series Supplement shall specify that such the Investor Certificates of such Series are “Designated Investor Certificates for purposes of this Section 2.9(c).”

SECTION 4. Miscellaneous. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without reference to its conflict of laws provisions. The Series Supplement, as amended hereby, remains in full force and effect. Any reference to the Series Supplement after the date hereof shall be deemed to refer to the Series Supplement as amended hereby, unless otherwise expressly stated therein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective, duly authorized officers as of the date and year first-above written.

WFN CREDIT COMPANY, LLC, as Transferor

By:	/s/ Robert P. Armiak
Name:	Robert P. Armiak
Title:	Senior Vice President and Treasurer

WORLD FINANCIAL NETWORK NATIONAL BANK, as Servicer

By:	/s/ Robert P. Armiak
Name:	Robert P. Armiak
Title:	Senior Vice President and Treasurer

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JPMORGAN CHASE BANK, not in its individual capacity, but solely as Trustee

By:	/s/ Andrea Powell
Name:	Andrea Powell
Title:	Trust Officer

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